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EXECUTION

AMENDMENT TO
CUSTODY AGREEMENT

This Amendment is made and entered into as of May 6, 2025 (the "**Effective Date**") by and between **THE BANK OF NEW YORK MELLON**, a New York state chartered bank ("**BNY**"), and **GLOBAL X FUNDS,** a Delaware statutory trust, on behalf of itself, its Series, as defined below, ("**Customer**"). BNY and Customer are collectively referred to as the "**Parties**" and individually as a "**Party**".

RECITALS

WHEREAS, Customer and BNY are parties to that certain Custody Agreement dated as of September 27, 2022 (the "**Agreement**"), pursuant to which Customer has appointed BNY as the custodian of certain of its assets and BNY provides for the portfolios identified on Appendix I thereto (each, a "**Series**") the services described therein; and

WHEREAS, Customer wishes to appoint BNY as the custodian of certain of its assets with respect to certain additional Series hereafter identified to BNY on Appendix I, and BNY is willing to provide such services on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto. The Customer and BNY agree that for the additional Series added by this amended Appendix I, fees and expenses shall be invoiced and payable to BNY beginning upon the receipt of Assets by BNY.

2. Customer and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

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5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By: meghan palleria

Name: Meghan Palleria

Title: Senior Director

Date: May 9, 2025

Address for Notice:
THE BANK OF NEW YORK MELLON
500 Grant Street
Pittsburgh, PA 15258
Attention: Asset Servicing

GLOBAL X FUNDS, on behalf of itself and each Series listed on Appendix I

By: Margaret Mo (May 6, 2025 11:42 PDT)

Name: Margaret Mo

Title: Associate General Counsel

Date: May 6, 2025

Address for Notice:
Global X Funds
605 3rd Avenue, 43rd Floor
New York, NY 10158
Attention: Legal

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APPENDIX I

Series

Global X Russell 2000 Covered Call & Growth ETF

Global X Information Technology Covered Call & Growth ETF

Global X Emerging Markets ex-China ETF

Global X Emerging Markets Great Consumer ETF

Global X PropTech ETF

Global X Aging Population ETF

Global X AgTech & Food Innovation ETF

Global X Artificial Intelligence & Technology ETF

Global X Autonomous & Electric Vehicles ETF

Global X Blockchain & Bitcoin Strategy ETF

Global X Blockchain ETF

Global X Clean Water ETF

Global X CleanTech ETF

Global X Copper Miners ETF

Global X Cybersecurity ETF

Global X Data Center & Digital Infrastructure ETF

Global X DAX Germany ETF

Global X Disruptive Materials ETF

Global X E-Commerce ETF

Global X Emerging Markets Bond ETF

Global X FinTech ETF

Global X FTSE Southeast Asia ETF

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Global X Genomics & Biotechnology ETF

Global X Gold Explorers ETF

Global X Hydrogen ETF

Global X Infrastructure Development ex-U.S. ETF

Global X Interest Rate Hedge ETF

Global X Interest Rate Volatility & Inflation Hedge ETF

Global X Internet of Things ETF

Global X Lithium and Battery Tech ETF

Global X MSCI Argentina ETF

Global X MSCI China Consumer Discretionary ETF

Global X MSCI Colombia ETF

Global X MSCI Greece ETF

Global X MSCI Norway ETF

Global X MSCI SuperDividend EAFE ETF

Global X MSCI SuperDividend Emerging Markets ETF

Global X MSCI Vietnam ETF

Global X Nasdaq 100 Covered Call & Growth ETF

Global X NASDAQ 100 Risk Managed Income ETF

Global X NASDAQ 100 Tail Risk ETF

Global X Renewable Energy Producers ETF

Global X Robotics & Artificial Intelligence ETF

Global X S&P 500 Covered Call & Growth ETF

Global X S&P 500 Quality Dividend Covered Call ETF

Global X S&P 500 Risk Managed Income ETF

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Global X S&P 500 Tail Risk ETF

Global X S&P Catholic Values Developed ex-U.S. ETF

Global X Silver Miners ETF

Global X Social Media ETF

Global X Solar ETF

Global X SuperDividend ETF

Global X SuperDividend REIT ETF

Global X SuperDividend U.S. ETF

Global X Dorsey Wright Thematic ETF[1]

Global X Uranium ETF

Global X Video Games & Esports ETF

Global X Wind Energy ETF

Global X Dow 30® Covered Call & Growth ETF

Global X 1-3 Month T-Bill ETF

Global X Defense Tech ETF

Global X Brazil Active ETF

Global X India Active ETF

Global X U.S. Cash Flow Kings 100 ETF

Global X Short-Term Treasury Ladder ETF

Global X Intermediate-Term Treasury Ladder ETF

Global X Long-Term Treasury Ladder ETF

Global X Bitcoin Covered Call ETF

[1] Formerly known as Global X Thematic Growth ETF.

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